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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2000, except for Note 13, as to which the date is April 29, 2000, Note 16, as to which the date is June 29, 2000, and Note 1, as to which the date is December 15, 2000, in Amendment No. 1 to the Registration Statement on Form SB-2 filed on Form S-3 and related Prospectus of FutureLink Corp. for the registration of 60,830,378 shares of its common stock.


                                               /s/ ERNST & YOUNG LLP


Orange County, California
February 8, 2001